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(1)                                                                 EXHIBIT 10.2

                              AGREEMENT OF SUBLEASE

            This Agreement of Sublease (this "SUBLEASE") is made as of the 31st day of March 2004 by and between RSA Security Inc., a Delaware corporation with offices at 174 Middlesex Turnpike, Bedford, Massachusetts (hereinafter referred to as "SUBLANDLORD"), and iPhrase Technologies, Inc., a Delaware corporation with offices prior to the Commencement Date, at 101 Rogers Street, Cambridge, Massachusetts (hereinafter referred to as "SUBTENANT").

                              W I T N E S S E T H:

            WHEREAS, pursuant to that certain Lease by and between Beacon Properties, L.P., and assigned to MA-Crosby Corporate Center, L.L.C. (the "PRIME LANDLORD") and Sublandlord (f/k/a Security Dynamics Technologies, Inc.) dated March 11, 1996, as amended by a First Amendment to Lease dated May 10, 1997 and by a Second Amendment to Lease dated April 8, 1998 and by a Third Amendment to Lease dated May 9, 2000 (collectively, the "PRIME LEASE" a copy of which Prime Lease, redacted as appropriate, is attached hereto as EXHIBIT A), Sublandlord has leased, inter alia, space located at the Crosby Corporate Center, known in the Prime Lease as Building 9, 36 Crosby Drive, Bedford, Massachusetts, and also referred to in the Prime Lease as the Second Amendment Additional Premises (the "BUILDING");

            WHEREAS, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, a portion of Building as set forth below (hereinafter referred to as the "DEMISED PREMISES"); and

            WHEREAS, the parties hereto desire to provide for the subletting of the Demised Premises on the terms and conditions set forth in this Sublease.

            NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

            1. Demised Premises. Subject to and contingent upon the written consent of the Prime Landlord described in Section 22(l) hereinbelow, which consent shall be in a form reasonably satisfactory to Sublandlord and Subtenant ("LANDLORD CONSENT"), Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, for the term and upon the conditions hereinafter provided, the Demised Premises, including the right to use all common areas relating to the Building as set forth in the Prime Lease, including the right to use all HVAC units exclusively serving the server room of the Demised Premises (the "EXCLUSIVE HVAC UNITS") that are to be installed as part of Sublandlord's Work (as defined hereafter). The Demised Premises is agreed to be approximately 18,021 square feet of gross rentable area (the "RENTABLE AREA") located on the first floor of the Building, and are outlined on EXHIBIT B attached hereto and made a part hereof. Subtenant shall also have the non-exclusive right to use, in common with others, without additional charge (except as provided hereinbelow) subject to the applicable terms of the Prime Lease (if any), all common areas of the Building, including the fitness room and showers, cafeteria area and loading dock, provided that, with respect to use of the fitness room and cafeteria area, Subtenant shall first obtain the consent of Sublandlord, which consent shall not be unreasonably withheld, delayed or conditioned, prior to any use or operation of the cafeteria area and fitness room. Sublandlord shall not be

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responsible or liable for any costs, expenses or other obligations with respect to the operation of the cafeteria area or fitness room, all of which operational costs and expenses (including additional electricity charges resulting from the operation of said areas) shall be borne by Subtenant and any other tenants of the Building; provided, however, that only those parties who have consented to the operation of the cafeteria or fitness rooms shall be liable for such expenses and provided further that, except for the above-referenced operation costs, Subtenant shall not be charged any additional Rent for operating the cafeteria or fitness rooms beyond the amounts already required under this Sublease). Notwithstanding the foregoing, Subtenant shall have the right to use, in common with others entitled thereto, at no additional charge, the cafeteria area during normal business hours for the limited purpose of conducting company meetings. In addition, upon prior notice to and approval from Sublandlord (which approval shall not be unreasonably withheld or delayed), and payment to Sublandlord of Two Hundred Fifty Dollars ($250.00) for each use, Subtenant may use the cafeteria area for company parties or functions. In the event that the cafeteria is being operated, Subtenant's use of the cafeteria shall be coordinated so as not to interfere with its operation as a cafeteria. Subtenant shall have, in common with other tenants of the Building, the right to use the UPS and generator, which usage shall not exceed Subtenant's and each such other tenant's respective pro rata share of the Building. Subtenant shall be responsible for all maintenance, repair and replacement of the Exclusive HVAC Units.

            2.    Condition of Demised Premises.

                  Sublandlord shall, at its sole cost and expense, add certain walls to separately demise the Demised Premises as set forth on EXHIBIT B, all in accordance with Prime Landlord's standards for the Building. In addition, Sublandlord shall perform those alterations set forth on the attached EXHIBIT C ("SUBLANDLORD'S WORK"), in accordance with plans attached hereto as EXHIBIT D. All of Sublandlord's Work (and any demising wall installation) shall be performed in good and workmanlike manner in accordance with all applicable laws, codes and regulations. Except for Sublandlord's Work, Sublandlord shall deliver the Demised Premises vacant and free of Sublandlord's personalty except as described in Section 21 hereinbelow and in broom clean condition but otherwise in its "as is" condition. Except as set forth herein, Sublandlord shall not be required to make any alterations, improvements, repairs or decorations to the Demised Premises, and the Subtenant acknowledges that the provisions of Article 4 of the Prime Lease, Article 6 of the First Amendment to the Prime Lease,
Article 5 of the Second Amendment to the Prime Lease, or any other provision requiring work to be completed prior to occupancy of the Demised Premises are not applicable to this Sublease. Subtenant's possession of the Demised Premises on the Commencement Date (as defined hereafter) shall be conclusive evidence that the Demised Premises have been delivered in accordance with the provisions of this Sublease and are acceptable to Subtenant, except for punch-list items and latent defects.

            Sublandlord shall be solely responsible for the cost of architectural and engineering plans detailing Sublandlord's Work for the scope of work set forth on the attached EXHIBIT D, said plans to be provided by Maugel Architects. To the extent that Subtenant makes material changes or additions to the scope of work set forth on EXHIBIT D, then Subtenant shall be solely responsible for any revised or additional architectural and engineering plans, unless such change or addition is required by applicable governmental authority. In addition to the cost of architectural plans as set forth in this paragraph, Sublandlord shall be responsible for up to the

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sum of Ninety Thousand One Hundred Five and 00/100 Dollars ($90,105.00)(the
"SUBTENANT ALLOWANCE") towards the construction costs incurred in connection with Sublandlord's Work. All other costs and expenses in connection with Sublandlord's Work shall be borne by Subtenant, provided, however, Sublandlord shall finance and pay to the general contractor performing Sublandlord's Work any costs in excess of the Subtenant Allowance up to the maximum amount of Ninety Thousand One Hundred Five and 00/100 Dollars ($90,105.00), plus interest imputed at an annual rate of eight percent (8%)("CONSTRUCTION FINANCING"). The Construction Financing shall be amortized over the term of this Sublease (to be paid by Subtenant in equal monthly installments on the basis of $0.236 for each dollar of Construction Financing). Said additional Construction Financing shall constitute "Base Rent" as set forth in Section 5 below, and any failure to pay said amount shall be a default hereunder. Any additional construction costs in excess of One Hundred Eighty Thousand Two Hundred Ten and 00/100 Dollars ($180,210.00)(consisting of the Subtenant Allowance plus the amount of the Construction Financing to be amortized as set forth in this paragraph) shall be referred to as "EXCESS CONSTRUCTION COSTS" and shall, after Sublandlord has paid and exhausted the Subtenant Allowance and Construction Financing, be paid in full within fifteen (15) from the date of Subtenant's receipt of invoices and reasonable supporting information sent by Sublandlord. Sublandlord shall promptly provide Subtenant with copies of all invoices(s) and any reasonable supporting documentation with respect to all of Sublandlord's Work.

            Sublandlord shall act as construction manager with respect to Sublandlord's Work, at no additional cost to Subtenant. Subtenant shall have the right to request that Sublandlord accepts bids for Sublandlord's Work from one
(1) additional general contractor in addition to Chapman Construction. Subtenant shall have the right to review all bids obtained by Sublandlord, and the parties shall mutually agree on the selection of the general contractor. The general contractor retained to perform Sublandlord's Work shall be required to obtain three (3) separate bids from subcontractors for each phase of Sublandlord's Work. Sublandlord shall not agree to any change order relating to the scope, price or completion date of Sublandlord's Work without having obtained the prior written consent of Subtenant. Sublandlord further agrees to take reasonable efforts to enforce the one (1) year labor and materials guaranty that will be provided by the general contractor; provided however, that "reasonable efforts" shall not require Sublandlord to expend any sums or commence any proceedings in connection with the same. Subtenant shall make no alterations, additions or improvements to the Demised Premises without the prior written consent of Sublandlord and Prime Landlord.

            3.    Term.

      The term of this Sublease shall commence on the later of (i) May 1, 2004 or (ii) the date Sublandlord's Work is substantially completed, with only minor items remaining to be completed that do not materially interfere with Subtenant's use of the Demised Premises and Subtenant's ability to conduct its business, as evidenced by Subtenant's receipt of a temporary or permanent certificate of occupancy for the Demised Premises from the Town of Bedford, if required (the "COMMENCEMENT DATE") and shall end at midnight on June 30, 2009, or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Sublease or pursuant to law (the "TERM"). Sublandlord shall regularly notify Subtenant regarding the status of Sublandlord's Work and the anticipated Commencement Date. In the event that the Commencement Date does not occur eight
(8) weeks

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after the later of: (i) delivery of the Landlord Consent or (ii) issuance of a building permit by the Town of Bedford (the "COMPLETION DEADLINE") then Subtenant shall receive a rent credit of $625 for each day beyond the Completion Deadline until the Commencement Date occurs, which rent credit shall be applied towards the first Rent due and payable after the Rent Commencement Date (described in Section 5 below) until such credit is exhausted; provided however, that Subtenant shall not be entitled to the aforesaid rent credit if the Sublandlord's Work is not completed by the Completion Deadline as a result of
(i) delays caused by Subtenant, (ii) delays in delivery or installation of the HVAC equipment beyond Sublandlord's reasonable control, or (iii) if a general contractor other than Chapman Construction is selected. In addition, if the Commencement Date does not occur by August 31, 2004 (unless such delay is caused by Subtenant) then Subtenant may, at its option, terminate this Sublease upon notice to Sublandlord whereupon this Sublease shall terminate on the date that Sublandlord receives Subtenant's termination notice. A Notice Of Lease Commencement and Statement of Construction Financing, including a final calculation of Base Rent (as defined hereinbelow) after accounting for the Construction Financing (the form of which is shown on the attached EXHIBIT E) shall be executed by the Subtenant within ten (10) days of its delivery to the Subtenant by the Sublandlord. Notwithstanding anything to the contrary contained herein, Subtenant's obligation to pay Base Rent (as defined hereafter) shall not commence until November 1, 2004 (the "RENT COMMENCEMENT DATE"). Subtenant shall be responsible for all other charges hereunder, including but not limited to the payment of all electricity charges, starting on the Commencement Date.

            After the Commencement Date, Sublandlord shall use diligent efforts to complete any punch list items, as well as any work necessary for a permanent certificate of occupancy, as soon as practicable, subject to matters beyond Sublandlord's reasonable control.

            Upon execution of this Sublease and receipt of the Landlord Consent, Subtenant shall be allowed to enter the Demised Premises prior to the Commencement Date solely for purposes of designing and implementing information technology support systems and installing special equipment, furniture, telephone and computer equipment (the "EARLY OCCUPANCY PERIOD"). Subtenant's use of the Demised Premises during the Early Occupancy Period shall be subject to all terms and conditions of this Sublease except for the obligation to pay Rent.

            4. Use. Subtenant shall use and occupy the Demised Premises solely for general office purposes, research, development, light manufacturing and any uses ancillary thereto all in compliance with the Prime Lease, and shall comply with all applicable laws, ordinances, governmental regulations, and all protective covenants and restrictions of record affecting such use, and all rules and regulations of the Prime Landlord with respect to the Building.

            5. Base Rent. Commencing on the Rent Commencement Date, Subtenant shall pay base rent ("BASE RENT") for the Term hereby created as follows:

            November 1, 2004 - October 31, 2005: Two Hundred Twenty Five Thousand Two Hundred Sixty Two and 50/100 Dollars ($225,262.50), payable in equal monthly installments of Eighteen Thousand Seven Hundred Seventy One and 88/100 Dollars ($18,771.88);

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            November 1, 2005 - October 31, 2006: Two Hundred Forty Three
Thousand Two Hundred Eighty Three and 50/100 Dollars ($243,283.50), payable in equal monthly installments of Twenty Thousand Two Hundred Seventy Three and 63/100 Dollars ($20,273.63);

            November 1, 2006 - October 31, 2007: Two Hundred Fifty Two Thousand Two Hundred Ninety Four and 00/100 Dollars ($252,294.00), payable in equal monthly installments of Twenty One Thousand Twenty Four and 50/100 Dollars ($21,024.50);

            November 1, 2007 - October 31, 2008: Two Hundred Sixty One Thousand Three Hundred Four and 50/100 Dollars ($261,304.50), payable in equal monthly installments of Twenty One Thousand Seven Hundred Seventy Five and 38/100 Dollars ($21,775.38); and

            November 1, 2008 - June 30, 2009: Two Hundred Sixty One Thousand Three Hundred Four and 50/100 Dollars ($261,304.50) prorated for the number of months in such period, and payable in equal monthly installments of Twenty One Thousand Seven Hundred Seventy Five and 38/100 Dollars ($21,775.38).

            IN ADDITION TO THE AMOUNTS SET FORTH IN THIS SECTION 5, SUBTENANT SHALL PAY THE CONSTRUCTION FINANCING AS SET FORTH IN SECTION 2 OF THIS SUBLEASE, IF APPLICABLE.

      (The Base Rent and the Additional Rent (as defined hereafter) are referred to herein as "RENT"). If the obligation of Subtenant to pay Base Rent hereunder begins on a day other than on the first day of a month or ends on a day other than the last day of the month, Rent shall be pro-rated at the rate of one-thirtieth (1/30) of the Base Rent for each day payable in advance. Subtenant will pay said Base Rent by check made payable to Sublandlord, Attention:
Accounts Receivable, and sent to 174 Middlesex Turnpike, Bedford, Massachusetts, or to such other party as Sublandlord may designate, at its address provided in the notice section hereof, or at such other address as Sublandlord may hereafter designate in writing, in lawful money of the United States, without notice, demand, set-off or deduction whatsoever, except as otherwise provided in the Prime Lease. Base Rent shall be due and payable on the first day of each month.

            6. Security Deposit. (a) Within three (3) days after the Prime Landlord's delivery of the Landlord Consent Subtenant shall provide Sublandlord with an Irrevocable Standby Letter of Credit (the "ORIGINAL LETTER OF CREDIT") which shall be substantially in the form attached hereto as EXHIBIT F and issued by a bank reasonably acceptable to Sublandlord upon which presentation may be made in Boston, Massachusetts or by overnight delivery courier service. Sublandlord hereby agrees that the Letter of Credit may be issued by Silicon Valley Bank. The Letter of Credit shall be in the amount of One Hundred Twelve Thousand Six Hundred Thirty One and 28/100 Dollars ($112,631.28); and shall be for a term of one (1) year, subject to the provisions of subparagraph (b) of this Section 6, with a final expiry date no earlier than August 31, 2009. The Original Letter of Credit and any Replacement Letter(s) of Credit, Substitute Letter(s) of Credit and Additional Letter(s) of Credit (as such terms are defined hereinbelow) are referred to herein collectively and respectively as the "LETTER OF CREDIT." The Letter of Credit shall be reduced by Twenty Eight Thousand One Hundred Fifty Seven and 82/100 ($28,157.82) to Eighty Four Thousand Four Hundred Seventy Three and 46/100 Dollars ($84,473.46) on the second anniversary of the Commencement Date, and by an additional Twenty Eight Thousand One Hundred Fifty Seven and 82/100 ($28,157.82) to Fifty Six

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Thousand Three Hundred and Fifteen and 64/100 Dollars ($56,315.64) on the third anniversary of the Commencement Date (or a Substitute Letter(s) of Credit shall be issued for the reduced amounts) (each such date being referred to as a "REDUCTION DATE"), provided, however, that Subtenant shall not be entitled to a reduction of the Letter of Credit unless (i) no default continuing beyond the expiration of applicable grace, notice and cure periods has occurred under this Sublease and (ii) Subtenant has positive cash flow from operations less capital expenditures for the twelve month period immediately preceding each Reduction Date. Subtenant shall provide Sublandlord with financial information reasonably requested by Sublandlord in order for Sublandlord to determine whether Subtenant is entitled to the reduction of the Letter of Credit. Sublandlord shall make such determination within ten (10) business days after its receipt of such financial information. If Sublandlord so agrees that Subtenant is entitled to such reduction, Sublandlord shall promptly provide the issuer of the Letter of Credit with a written certification requesting such reduction of the Letter of Credit. If Sublandlord fails to make such determination within said ten (10) business day period, Subtenant may send a written notice to Sublandlord's Chief Financial Officer, with a copy to Sublandlord's Legal Department, requesting a determination within five (5) business days, which notice shall state that Sublandlord's failure to respond to such request within five (5) business days shall be deemed to constitute an agreement that Subtenant is entitled to a reduction of the Letter of Credit. If Sublandlord then fails to make such determination within said five (5) business day period, Sublandlord shall be deemed to have agreed that Subtenant is entitled to the applicable Letter of Credit reduction and Subtenant may so certify to the issuing bank.

            (b) The Letter of Credit shall be automatically renewable for successive one (1) year terms, provided, however, that Subtenant shall be required to deliver to Sublandlord a new letter of credit satisfying the conditions set forth in subparagraph (a) of this Section 6 (the "SUBSTITUTE LETTER OF CREDIT") on or before the date thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect if the issuer of such letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto.

            (c) In the event that Subtenant is in default, beyond the expiration of any applicable grace periods, of its obligations under this Sublease, then the Sublandlord shall have the right, but not the obligation, at any time after such event to (1) draw down from said Letter of Credit the amount necessary to cure such default and/or (2) to exercise all rights and remedies Sublandlord may have on account of such default and to draw down from said Letter of Credit the amount which, in Sublandlord's reasonable opinion, is necessary to satisfy Subtenant's liability on account thereof. In the event that Sublandlord elects to cure a default by drawing down said Letter of Credit, Subtenant shall, within ten (10) business days of written demand therefor, deliver to Sublandlord an additional Letter of Credit satisfying the foregoing conditions (the "ADDITIONAL LETTER OF CREDIT"), except that the amount of such Additional Letter of Credit shall be the amount of such draw. Failure by Subtenant to timely deliver to Sublandlord such Additional Letter of Credit shall be a default not susceptible of cure, entitling Sublandlord to exercise any and all remedies pursuant to Section 10 hereof on account thereof.

            (d) In the event Subtenant fails timely to deliver to Sublandlord a Substitute Letter of Credit, then Sublandlord shall have the right, at any time after such event, without giving any further notice to Subtenant, to draw down the Letter of Credit and to hold the proceeds thereof (the "SECURITY PROCEEDS") in a segregated bank trust account, bearing interest

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in the name of Sublandlord, which may be withdrawn and applied by Sublandlord under the same circumstances and for the same purposes as if the Security Proceeds were a Letter of Credit. If Sublandlord draws down the Letter of Credit pursuant to this subparagraph (d), then:

                  (1) Such draw and Sublandlord's right to hold the Security Proceeds pursuant to this subparagraph (d) shall be Sublandlord's sole remedy based on Subtenant's failure to timely deliver a Substitute Letter of Credit as required hereunder; and

                  (2) Within ten (10) days after the Prime Landlord has notified Sublandlord as to whether any damage exists with respect to the Demised Premises which occurred during the Term of this Sublease (unless the same was caused by Sublandlord, its employees, agents, contractors or representatives), Sublandlord shall return to Subtenant any Security Proceeds then being held by Sublandlord, to the extent that any such Security Proceeds exceed the amounts then due from Subtenant to Sublandlord.

            Nothing contained in this paragraph 6(d), however, shall prevent Sublandlord from exercising all of its rights and remedies under the Sublease in the event Subtenant fails to deliver in a timely manner a Substitute Letter of Credit.

            (e) To the extent that Sublandlord has not previously drawn upon any Letter of Credit or Security Proceeds (collectively, the "COLLATERAL") held by Sublandlord, and to the extent that Subtenant has faithfully performed all of its covenants and obligations hereunder and is not otherwise in default of its obligations under this Sublease as of the expiration or earlier termination of this Sublease, Sublandlord shall return such Collateral to Subtenant within ten
(10) days after the Prime Landlord notified Sublandlord as to whether any damage exists with respect to the Demised Premises which occurred during the Term of this Sublease (unless the same was caused by Sublandlord, its employees, agents, contractors or representatives). Sublandlord agrees to promptly request a determination from the Prime Landlord of any such damage.

            7.    Additional Rent.

            (a) Commencing on the Commencement Date, Subtenant shall pay, in addition to Base Rent, its Proportionate Share (as hereinafter defined) of the
(a) Operating Costs (as defined in the Prime Lease) which are in excess of the Operating Costs in the OPERATING COST BASE YEAR ("grossed up" to reflect Operating Costs for a fully occupied Building), and (b) Taxes (as defined in the Prime Lease) which are in excess of the Taxes in the TAX BASE YEAR (both of which payments, in addition to those payments set forth in Section 7(b) and any other amounts due hereunder, are referred to as "ADDITIONAL RENT"). For purposes of calculating such excess amounts, the term "Operating Cost Base Year" shall be calendar year 2004, and "Tax Base Year" shall be fiscal tax year 2005 (July 1, 2004 - June 30, 2005). Sublandlord shall provide Subtenant with copies of any appropriate backup provided by Prime Landlord setting forth the amount of said Operating Expenses and Taxes. Subtenant shall have the right to exercise Sublandlord's audit rights pursuant to Article 9.3(b) of the Prime Lease with respect to the Demised Premises; provided that Sublandlord shall have no obligation to conduct any independent audit. All payments due by Subtenant under this Section 7(a) shall be made on the same day as comparable payments are due by Sublandlord under the Prime Lease. Any disputes

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between Sublessor and Subtenant concerning the Additional Rent shall not be subject to arbitration unless both parties agree otherwise in writing. Subtenant's obligations hereunder and Sublandlord's obligations concerning any overpayment of Additional Rent by Subtenant shall survive the expiration of the Sublease. Subtenant's Proportionate Share with respect to the Demised Premises shall be equal to the Rentable Area set forth in paragraph 1 of this Agreement of Sublease, divided by 77,666 square feet (provided, however, that if less than 95% of the Building is occupied by tenants at any time during the term of this Sublease, then the cleaning charges for such period shall be extrapolated by Sublandlord to the estimated cleaning charges that would have been incurred if the Building had been at least 95% occupied by tenants; and such extrapolated amount shall for the purposes hereof be deemed to be the amount of the cleaning charges for such period).

            (b) Commencing on the Commencement Date, Subtenant shall pay, as Additional Rent, a charge for electric lights and outlets in the amount of One Thousand Seven Hundred Twenty Seven and 00/100 Dollars ($1,727.00) per month, for each month during the Term (the "ELECTRICAL CHARGE"). In addition, Subtenant shall pay all electricity charges for the Exclusive HVAC Units, which consumption is to be check-metered as part of Sublandlord's Work. In the event that Subtenant operates any high energy consumption equipment or machinery (other than normal office equipment, including, without limitation, the server room equipment) which consumes excess electricity, then Sublandlord reserves the right to increase the Electrical Charge to compensate for such excess usage. The Electrical Charge shall be the sole cost of electricity for which Subtenant is responsible, other than the cost of the Exclusive HVAC Units. Sublandlord reserves the right, but shall be under no obligation, to sub-meter the Demised Premises at any time during this Sublease at Sublessor's sole cost and expense. In addition, upon the prior written consent of Sublandlord and Prime Landlord, Subtenant may, at its sole cost and expense sub-meter the Demised Premises at any time during this Sublease. Upon request to Sublandlord, Subtenant shall have the right to review any invoices and other supporting documentation with respect to all electricity charges for the Demised Premises and the Building.

            8. Obligations Under the Prime Lease. This Sublease and Subtenant's rights under this Sublease shall at all times be subject to and are made upon all of the terms, covenants, and conditions of the Prime Lease (except as otherwise set forth herein), with the same force and effect as if fully set forth herein at length, the termination (for whatever reason) of which Prime Lease shall automatically terminate this Sublease upon notice to Subtenant. Except as otherwise expressly provided for herein or as may be inconsistent or in conflict with the terms and provisions of this Sublease, Subtenant shall keep, observe and perform or cause to be kept, observed and performed, faithfully all those terms, covenants and conditions of Sublandlord under the Prime Lease with respect to the Demised Premises. Notwithstanding the foregoing, where "Premises" or "Lease" or words of similar import appear in the Prime Lease, the same shall be deemed to mean the Demised Premises (as defined in this Sublease) and this Sublease, respectively, and wherever the words "Landlord" and "Tenant" appear in the Prime Lease, the words shall be deemed to refer to Sublandlord and Subtenant, respectively.

      Notwithstanding the foregoing, to the extent that Sublandlord has any rights or options to extend or renew the Prime Lease, or any expansion options or right of first offers, Subtenant shall have no right to exercise such rights or options. In addition, notwithstanding the provisions

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of this Section 8 of the Sublease to the contrary, Sublandlord shall have no obligation to perform or furnish any of the work, services, repairs or maintenance undertaken to be provided to the Demised Premises that are made or performed by Prime Landlord under the Lease (including but not limited to the Prime Landlord's Covenants set forth in Article 8 of the Prime Lease), or any other term, covenant or condition required to be performed by Prime Landlord under the Lease, and for all such services and rights Subtenant will look solely to Prime Landlord. To the extent that Sublandlord receives any abatement of Rent with respect to the Demised Premises under the Prime Lease for any reason, including, without limitation, as a result of a fire or other casualty, a taking or the failure of Prime Landlord to perform or provide any of the work or services to be provided by Prime Landlord in respect of the Demised Premises, Subtenant shall receive a proportional abatement of its Rent due hereunder.

      Notwithstanding anything to the contrary set forth in this Section 8 or elsewhere in this Sublease:

                  (a) Notices of Default, Etc. Sublandlord covenants and agrees that upon receiving from the Prime Landlord any notice affecting the Demised Premises including, without limitation, any notices of default pursuant to the provisions of the Prime Lease, Sublandlord shall also serve a copy of such notice promptly upon Subtenant.

                  (b) Sublandlord's Covenant - No Amendment To Prime Lease. Sublandlord covenants and agrees with Subtenant that, without Subtenant's prior written consent (which consent Subtenant may withhold in its sole and absolute discretion) it will not (i) terminate the Prime Lease (except for any termination in accordance with its terms, including but not limited to Sublandlord's termination rights in the event of a casualty or taking pursuant to Articles 18 and 20 of the Prime Lease, and except if such termination does not adversely affect Subtenant's rights under this Sublease or its tenancy of the Demised Premises), or (ii) enter into any amendment, modification or other agreement with respect to the Prime Lease that will, in Subtenant's judgment, prevent or adversely affect the use and enjoyment by Subtenant of the Demised Premises in accordance with the terms of the Sublease, or increase the obligations of Subtenant or decrease its rights under the Sublease, or in any other way adversely affect Subtenant's rights under the Sublease, or substitute other space for the Demised Premises.

                  (c) Sublandlord's Covenant - No Lease Termination. Sublandlord covenants and agrees with Subtenant that it shall not, without the prior written consent of Subtenant (which consent Subtenant may withhold in its sole and absolute discretion): (i) terminate, forfeit or surrender the lease (except in accordance with its terms including but not limited to Sublandlord's termination rights in the event of a casualty or taking pursuant to Articles 18 and 20 of the Prime Lease, and except if such surrender or termination does not adversely affect Subtenant's rights under this Sublease or its tenancy of the Demised Premises), or (ii) make any alterations, additions or modifications in the Demised Premises.

                  (d) Performance by Sublandlord. Sublandlord covenants and agrees that it will pay all rent, additional rent and other charges due and payable under the Prime Lease as and when the same shall become due and payable, and perform and observe all other obligations required of Sublandlord under the Prime Lease (other than as required of Subtenant pursuant to this Sublease with respect to the Demised Premises). In addition, Sublandlord shall not do, or permit or suffer to be done, any act or omission by Sublandlord, its agents, employees, contractors, invitees, sublessees, licensees or representatives that is prohibited by the Prime Lease or that would in any way contravene or violate any term, obligation, covenant, agreement or condition of the Prime Lease, or would constitute or give rise to a default under the Prime Lease.

                  (e) Enforcement of Rights. If the Prime Landlord defaults in any of its obligations under the Prime Lease, Sublandlord shall, upon reasonable notice from Subtenant of a default in the services provided by Prime Landlord with respect to the Demised Premises, shall use reasonable efforts to cause Prime Landlord to provide such services in accordance with the Prime Lease, provided, however, that "reasonable efforts" shall not require Sublandlord to expend any sums or commence any proceedings in connection with the same. Subtenant shall have the right to contact Prime Landlord directly with respect to any services, repairs or maintenance to be performed by Prime Landlord, and to exercise Sublandlord's rights under the Prime Lease in its own name and cost with respect to such services, repairs and maintenance.

            9.    Insurance.

                  (a) Subtenant shall obtain and at all times during the term hereof maintain, at its sole cost and expense, policies of insurance in the amount and otherwise in conformance with the requirements of the Prime Lease.

                  (b) Subtenant shall deliver to Sublandlord certificates of such insurance at the beginning of the term of this Sublease, and thereafter certificates of renewal thereof not less than fifteen (15) days prior to the expiration of any such policy. In the event that Subtenant shall fail promptly to furnish any insurance herein required, Sublandlord may effect the same and pay the premium therefor for a period not exceeding one (1) year of the expiration hereof, and the premium so paid by Sublandlord shall be payable by Subtenant to Sublandlord within five (5) business days of receipt by Subtenant of notice of payment thereof from Sublandlord.

                  (c) All policies of insurance as aforesaid shall name both Sublandlord and the Prime Landlord as additional insureds, as their interests may appear, and include a clause waiving the rights of subrogation against Prime Landlord and Sublandlord. Sublandlord and Subtenant hereby release the other from any and all liability or responsibilities to the other (or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property, loss of use or business interruption caused by fire or any of the all-risk coverage casualties (whether either party has such insurance in effect or not), even if such fire or other casualties shall have been caused by default or negligence of the other party, or anyone for whom such party may responsible. Sublandlord and Subtenant each hereby agree that its respective policies of insurance will include such a clause or endorsement. Each party shall be responsible for its own deductibles and retentions.

            10. Defaults. If Subtenant shall (i) fail to pay when due any Rent or other sums due hereunder, or (ii) shall fail to faithfully perform any other obligation under this

Sublease, or (iii) any other default under Article 21 of the Prime Lease occurs, then Subtenant shall be in default of this Sublease and, Sublandlord shall have all of the rights and remedies accorded to the Prime Landlord under the Prime Lease. Subtenant further agrees to reimburse Sublandlord for all costs and expenses, including reasonable attorneys' fees, incurred by Sublandlord in asserting its rights hereunder against Subtenant or any other party claiming by, through or under Subtenant.

            Notwithstanding anything to the contrary contained in the Prime Lease, the time limits (the "NOTICE PERIODS") contained in the Prime Lease for giving of notices, making of demands, curing defaults or performing any act, condition or covenant on the part of "Tenant", thereunder, are changed for the purpose of incorporation herein by reference by shortening the same in each instance by five (5) business days, so that in each instance Subtenant shall have five (5) fewer business days to observe or perform hereunder than Sublandlord has as the "Tenant" under the Prime Lease; provided, however, that if the Prime Lease allows a Notice Period of five (5) business days or less, then Subtenant shall nevertheless be allowed the number of days equal to one-half of the number of days in each Notice Period to give any such notice, make any such demands, cure any such default or perform any such act, condition or covenant; provided, further, that if one-half of the number of days in the Notice Period is not a whole number, Subtenant shall be allowed the number of days equal to one-half of the number of days in the Notice Period rounded up to the next whole number.

            11. Subordination. This Sublease is subject and subordinate to the Prime Lease, to all ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter affect such leases, the leasehold estate or estates thereby created or the real property of which the Demised Premises form a part, and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

            12.   Assignments and Further Subleases.

            (a) Subtenant agrees that it will not assign or encumber, or permit to be encumbered, its rights or interests under this Sublease, nor sublet the whole or any part of the Demised Premises, directly or indirectly, by operation of law or otherwise, without the prior written consent of Sublandlord and Prime Landlord. Sublandlord agrees that it shall not unreasonably withhold its consent to any proposed assignment or sublet, provided that the proposed assignment or sublet complies with all conditions set forth in the Prime Lease. Sublandlord covenants and agrees that the provisions of Articles 16(b) and 16(c) of the Prime Lease shall also apply to Subtenant and that in addition thereto no consent of Sublandlord or the Prime Landlord shall be required if Subtenant offers stock or otherwise "goes public" pursuant to a transaction regulated by the Securities and Exchange Commission. Subtenant further agrees that, notwithstanding any assignment or sublease, Subtenant shall remain fully liable for the payment of Rent and Additional Rent and for the other obligations of this Sublease on the part of Subtenant to be performed or observed.

            (b) Provided that Subtenant is not in default of any monetary obligation hereunder (after the expiration of any applicable grace, notice or cure period), in the event Subtenant subleases or assigns all or part of the Demised Premises to a tenant pursuant to Section

12 (a) above (other than an assignment permitted pursuant to Articles 16(b) or 16(c) of the Prime Lease), and, after first deducting all reasonable expenses incurred by Subtenant in connection with such sublease or assignment (including, without limitation, attorneys', architect's and engineers' fees, brokerage commissions, tenant improvements paid by Subtenant and rent concessions) said tenant is obligated to pay Subtenant more in any month than Subtenant is obligated to pay Sublandlord under this Sublease, then Subtenant shall pay Sublandlord fifty percent (50%) of the amount by which the said tenant's payment obligations exceed the Subtenant's payment obligations hereunder.

            13. Quiet Enjoyment and Consent of Prime Landlord. Sublandlord covenants and agrees with Subtenant that, upon Subtenant paying the rent reserved in this Sublease and observing and performing all the terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed, Subtenant may peaceably and quietly enjoy the Demised Premises during the term of this Sublease free from any claim by Sublandlord or persons claiming under Sublandlord, in accordance with the terms, covenants and conditions of this Sublease.

            14. Indemnification. Except as provided in Section 9 above concerning waiver of subrogation, Subtenant hereby agrees to indemnify and hold Sublandlord and the Prime Landlord harmless from and against any cost, damage, claim, liability or expense (including reasonable attorneys' fees) incurred by or claimed against Sublandlord and the Prime Landlord, directly or indirectly, as a result of (i) any accident, injury or damage whatsoever caused to any person, or to the property of any person occurring within the Demised Premises,
(ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person occurring in any other portion of the Building, common areas or the Crosby Corporate Center if caused by any act, omission or negligence of the Subtenant or its agents, employees, representatives, contractors or anyone claiming by, through or under the Subtenant, or (iii) as a result of any breach of this Sublease. Sublandlord shall provide notice to Subtenant of any third party claim for which it is seeking indemnification hereunder within a reasonable time after it actually becomes aware of such claim, and Subtenant shall defend such claim with counsel reasonably acceptable to Sublandlord. Sublandlord shall, at Subtenant's sole cost and expense, cooperate with Subtenant in the prosecution of such defense. Sublandlord hereby agrees to indemnify and hold Subtenant harmless from and against any costs, damage, claim, liability or expense (including reasonable attorneys' fees) incurred by or claimed against Subtenant, directly or indirectly, caused by Sublandlord's negligence or willful misconduct or that of its agents, employees, representatives, or contractors. Notwithstanding anything in the foregoing to the contrary, Sublandlord and Subtenant agree that in the event of a claim for indemnity under this Sublease, each party shall be liable to the other only to the extent of their own negligence or malfeasance, or that of their respective agents, employees, representatives, contractors.

            15. Notices. Any notice, demand or other communication which must or may be given or made by either party hereto shall be in writing and shall be given or made by hand delivery, commercial courier, against receipt, or by mailing the same by registered or certified mail, postage prepaid, addressed:

                  In the case of Subtenant, to

                  Prior to the Commencement Date:

                  iPhrase Technologies, Inc.
                  101 Rogers Street
                  Cambridge, MA 02142
                  Attn: Stephen J. Wietrecki, CFO and Senior Vice President, Finance

                  After the Commencement Date:

                  iPhrase Technologies, Inc.
                  36 Crosby Drive, Building 9
                  Bedford, MA 01730
                  Attn: Stephen J. Wietrecki, CFO and Senior Vice President, Finance

                  With a required copy to:

                  Andrew R. Stern
                  Epstein Becker & Green, P.C.
                  111 Huntington Avenue
                  Boston, MA 02199

                  In the case of Sublandlord, to

                  RSA Security Inc.
                  174 Middlesex Turnpike
                  Bedford, MA 01730
                  Attn: Margaret Seif, General Counsel

Either party may, by notice to the other given as aforesaid, designate a new or additional address to which any such notice, demand or other communication thereafter shall be given, made or mailed. Any notice, demand or communication given hereunder shall be deemed delivered when actually received or refused.

            16. Surrender. Upon the expiration of the Term, Subtenant shall quit and surrender to Sublandlord the Demised Premises, broom clean and in as good order and condition as they were on the Commencement Date, ordinary wear and casualty excepted, and Subtenant shall remove from the Demised Premises all of its personal property, furnishings and trade fixtures exclusive of telecom cabling. Subtenant's obligations to perform and observe this covenant shall survive the expiration or other termination of the term of this Sublease. Notwithstanding the provisions of this paragraph, Subtenant shall not be required to remove Sublandlord's Work at the expiration of the term of this Sublease.

            17. Holdover. In the event Subtenant shall not immediately surrender the Demised Premises upon the expiration of the Term, Subtenant shall become a month-to-month tenant at two hundred percent (200%) of the Rent then in effect, subject to all of the terms, conditions, covenants and agreements of this Sublease. Subtenant shall be liable to Sublandlord for, and shall indemnify Sublandlord against all claims made against Sublandlord resulting from Sublandlord's delay in delivering possession of the Demised Premises to Prime Landlord as a result of Subtenant's failure, if any, to so surrender the Demised Premises.

            18. Sublandlord's Compliance with Prime Lease. Sublandlord agrees to pay all rents and other sums required of it, and comply with all other provisions of the Prime Lease. Sublandlord hereby represents and warrants that the Prime Lease (a) is presently in full force and effect, and has not been amended or modified except as provided above, (b) there is presently no outstanding default in the payment of rent or other sums due under the Prime Lease, (c) to the best of Sublandlord's knowledge, there is presently no outstanding breach or default of the Prime Lease by either Sublandlord or Prime Landlord, (d) the Prime Lease represents the entire understanding between Sublandlord and the Prime Landlord concerning the premises described in the Prime Lease, and (e) to the best of Sublandlord's knowledge, all utility systems serving the Demised Premises are in working order.

            Subtenant agrees that in any case where the provisions of this Sublease require the consent or approval of Sublandlord prior to the taking of any action, it shall be a condition precedent to the effectiveness of Sublandlord's consent that the consent or approval of Prime Landlord be obtained if Prime Landlord' consent must be obtained under the Prime Lease in such cases. Sublandlord agrees that its consent shall not be unreasonably withheld, delayed or conditioned except as otherwise provided herein. Sublandlord agrees that it shall use commercially reasonable efforts to obtain Prime Landlord's consent in such circumstances (provided that in no event shall Sublandlord be required to compensate Prime Landlord to obtain such consent), but otherwise shall not have any duty or responsibility with respect to obtaining the consent or approval of Prime Landlord.

            19. Casualty and Taking. In the event of any taking by eminent domain or damage by fire or other casualty to the Demised Premises thereby rendering the Demised Premises wholly or in part untenantable, Subtenant shall acquiesce in and be bound by any action taken by or agreement entered into between Prime Landlord and Sublandlord as set forth in the Prime Lease with respect thereto. In addition, in the event of any taking by eminent domain or damage by fire or other casualty to the Demised Premises, Subtenant shall be entitled to exercise, if applicable, the "Tenant's" termination rights set forth in 18.4(a), 18.4(b) or 20.2 of the Prime Lease with respect to the Demised Premises, provided, however, that it must provide notice of any such termination twenty (20) days earlier than required by Sublandlord under the terms of the Prime Lease.

            20. Broker. The parties warrant that they have had no dealings with any broker or agent in connection with this Sublease except for T3 Realty Advisors and McCall & Almy. Sublandlord and Subtenant each covenant to pay, hold harmless and indemnify the other party from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by and broker or agent other than the brokers designated in this Section with respect to this Sublease or the negotiation thereof arising from a breach of the foregoing warranty. Sublandlord shall be responsible for payment of any brokerage commission to the broker designated in this Section pursuant to separate agreement.

            21. Furniture, Equipment. The Premises shall be delivered to Subtenant with all furniture and equipment listed on EXHIBIT G attached hereto, and telephone/data cabling currently located therein, and Subtenant shall have the exclusive use of said furniture, equipment and cabling for the duration of the Term at no additional charge. Sublandlord makes no representations or warranties that the existing furniture, equipment or cabling is sufficient for Subtenant's business purposes, and Subtenant accepts such furniture, equipment and cabling in its "as is" condition, except that Sublandlord shall be responsible for pulling the wiring from the centralized server room and dropping said wiring into a mutually agreeable location within the Demised Premises. Sublandlord shall not be responsible for any other costs or expenses in connection with any wiring or cabling work required by Subtenant. Sublandlord warrants that the low voltage cabling for phone and data connections from the Subtenant's data center to the existing offices, conference rooms and cubes shall be at least ninety five percent (95%) reusable once re-connected to a termination block in the Subtenant's data center by a qualified low voltage electrician. As long as Subtenant is not in default under this Sublease beyond the expiration of applicable grace, notice and cure periods, then all such furniture and equipment (excluding UPS, generator and mechanical equipment and cabling) shall automatically become Subtenant's property without any charge thereof at the expiration of this Sublease and Subtenant shall be required to remove the same at the expiration of this Sublease in accordance with the provisions of the Prime Lease. Sublandlord shall execute and deliver to Subtenant, upon its request therefor after the expiration of the Term, a bill of sale for said furniture and equipment in consideration of entering into this Sublease which bill of sale shall warrant that Sublandlord has good and marketable title to the furniture and equipment being transferred to Subtenant but shall contain no other representations or warranties.

            22.   General Provisions.

                  (a) Benefit and Burden. The covenants, conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective personal representatives, successors, heirs, executors, administrators and assigns.

                  (b) Governing Law. It is the intention of the parties hereto that this Sublease (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts (but not including the choice of law rules thereof).

                  (c) Entire Agreement. This Sublease contains the final and entire agreement between the parties hereto, and they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained.

                  (d) Conflicts Between this Sublease and the Prime Lease. With respect to the relationship between Sublandlord and Subtenant, the terms and conditions of this Sublease shall take precedence with respect to any conflict between the terms and conditions contained herein and the terms and conditions of the Prime Lease. Nothing herein shall be construed in any way to affect the rights and obligations of Sublandlord and the Prime Landlord under the Prime Lease.

                  (e) Captions. The captions throughout this Sublease are for convenience of reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sublease, nor in any way affect this Sublease.

                  (f) Singular and Plural. Wherever appropriate herein, the singular includes the plural and the plural includes the singular.

                  (g) Counterparts. This Sublease may be executed in several counterparts, but all counterparts shall constitute but one and the same instrument.

                  (h) No Recordation. Neither this Sublease nor any short-form memorandum or version hereof shall be recorded by either party.

                  (i) Parking. Subtenant shall have the non-exclusive right, in common with other tenants of the Building and at no additional charge, to use 63 non-reserved parking spaces (i.e. 3.5 parking spaces per 1,000 r.s.f.) in the area shown as Tenant's Building No. 9 Exclusive Parking Area" pursuant to
Article 11 of the Second Amendment to the Prime Lease, subject to any restrictions or regulations set forth in the Prime Lease. Subtenant acknowledges that it has no parking rights except for the 63 non-reserved spaces in "Tenant's Building No. 9 Exclusive Parking Area."

                  (j) Signage. Subject to the prior consent of Sublandlord and Prime Landlord, Subtenant shall have the right to erect building standard signage at the Demised Premises and the Building in accordance with the provisions of the Prime Lease. Subtenant shall be entitled to install building standard signage on or adjacent to the main entry door to the Demised Premises in accordance with the attached EXHIBIT H.

                  (k) Access. Subtenant shall have access to the Demised Premises and the parking areas appurtenant thereto twenty-four (24) hours per day, three hundred sixty five (365) days per year. Sublandlord shall provide Subtenant, at no additional charge, prior to the Commencement Date at least eighty (80) security access cards. Any other access cards requested by Subtenant shall be at Subtenant's sole cost and expense.

                  (l) Consent of Prime Landlord. The terms and conditions of this Sublease, and all rights and obligations of the parties hereunder, are subject to the Prime Landlord's execution and delivery of the Landlord Consent. Sublandlord shall be responsible for all costs and fees charged by the Prime Landlord in obtaining the execution and delivery of the Landlord Consent. The date that the Prime Landlord executes and delivers the Landlord Consent shall be referred to as the "Sublease Consent Date". If, despite Sublandlord's commercially reasonable efforts, the Landlord Consent has not been obtained by thirty one (31) days after the Sublease has been fully executed by the parties hereto, then Subtenant may, at its option, terminate this Sublease.

                  (m) Consent of Sublandlord. Whenever Sublandlord is required to grant its consent under this Sublease, if Sublandlord fails to either grant or withhold its consent within ten (10) business days, Subtenant may send a written notice to Sublandlord's Chief Financial Officer, with a copy to Sublandlord's Legal Department, requesting that consent be either granted or withheld within five (5) business days from receipt of said notice, and which notice shall state that Sublandlord's failure to act within said five (5) business days shall be deemed the granting of consent with respect to the particular request. If Sublandlord then fails to either grant or withhold its consent within said five (5) business days, Sublandlord shall be deemed to have consented to the particular request.

            IN WITNESS WHEREOF, Sublandlord and Subtenant have each executed this Sublease on the day and year first hereinabove written.

                                                     SUBLANDLORD:
                                                     RSA Security, Inc.

                                                     By:   /s/Jeffrey D. Glidden
                                                           ---------------------
                                                     Its:  CFO

                                                     SUBTENANT:
                                                     iPhrase Technologies, Inc.

                                                     By:   /s/Stephen Wietrecki
                                                           --------------------
                                                     Its:  CFO

                                    EXHIBIT A

                                   Prime Lease

                                Attached hereto.

                                    EXHIBIT B

                              Outline of the Space

                                Attached hereto.
                    [architectural drawing showing the space]

                                    EXHIBIT C
                                Schedule of Work
                                     iPhrase
                                  36 Crosby Dr.
                                 1st floor Right

1. Sublandlord will complete the demise of the space per the Maugel Architect Drawings dated 3/26/04 (as noted on Exhibit D).

2.    Sublandlord will paint all hard wall surfaces per the drawings

3. Sublandlord will build a reception area, training room, Board room and all other work per the drawings dated 3/26/04 (as referenced on Exhibit D).

4. Sublandlord will use Chapman Construction for the project. All subs will be competitively bid to at least 3 subcontractors, pursuant to the terms of the Sublease.

5. Sublandlord will manage the project for the Subtenant, pursuant to the terms of the Sublease.

6. Sublandlord will leave in place all of the existing Tel Data drops for use by the Subtenant. Subtenant will be responsible for the reconnection of these cables into their own network.

7.    Contractor will re-use all doors and door frames whenever possible.

8. The Drawings dated 3/26/04 will be the basis for any change orders to the contract. Any changes will be approved by both the Sublandlord and Subtenant before approval is communicated to Chapman Construction.

9. All finishes as per the drawing dated 3/26/04. New carpeting and tile to be used only in the new and existing modified spaces per the drawing. Balance of flooring will remain as is.

10.   All existing furniture will remain. See attached Exhibit G for inventory.

11. Sublandlord will install supplemental air conditioning in the new Data Center and electrical requirements based on the calculations from Subtenant, pursuant to Exhibit C-1 attached hereto..

12. All payment arrangements and contributions to the cost of this project shall be as called out in the Sublease.

13. Sublandlord to install a check-meter to monitor electrical consumption for the Exclusive HVAC units in the server room, pursuant to the terms of the Sublease.

                                   EXHIBIT C-1

                            [architectural drawings]

                                    EXHIBIT D

                            Plans and Specifications

That certain Plan for iPhrase Technologies, Inc., Project Number 04023, dated March 26, 2004 by Maugel Architects."

EXHIBIT E

      Notice of Lease Commencement and Statement of Construction Financing

SUBLANDLORD:      RSA Security, Inc.

SUBTENANT:        iPhrase Technologies, Inc.

SUBLEASE DATED: _____________, 2004

PREMISES:         A Portion of Building No. 9, 36 Crosby Drive, Bedford, MA

      The parties hereto agree that the Commencement Date of the above-referenced Sublease is _______, 2004.

      The parties further agree that the Construction Financing (as defined in the Sublease) costs are $_____________. Subtenant shall pay said amount, in equal monthly installments of $___________, contemporaneously with, and in addition to, the Base Rent specified in Section 5 of the Sublease.

      IN WITNESS WHEREOF, Sublandlord and Subtenant have each executed this Sublease on the day and year first hereinabove written.

                                                     SUBLANDLORD:

                                                     RSA SECURITY INC.

                                                     By:   _____________________
                                                     Its:  _____________________

                                                     SUBTENANT:

                                                     iPHRASE TECHNOLOGIES, INC.

                                                     By:   _____________________
                                                     Its:  _____________________

                                    EXHIBIT F

                              Letter of Credit Form

                                 (NAME OF BANK)
                      IRREVOCABLE STANDBY LETTER OF CREDIT

Date of Issue:__________________            No._______________

APPLICANT:                                  BENEFICIARY:

[SUBTENANT]                                 [SUBLANDLORD]

AMOUNT:  $________________

At the request and for the account of [Subtenant] (the "Account Party"), we hereby establish in your favor our irrevocable Letter of Credit no. _____ in the amount of ________________________ and 00/100 Dollars ($___________).

This Letter of Credit is issued with respect to that certain sublease agreement dated ____________, 2004 with respect to a portion of Building 9, 36 Crosby Drive, Bedford, Massachusetts, by and between the Beneficiary, as Sublandlord, and the Account Party, as Subtenant. Said sublease agreement, and any amendments or modifications thereof, is hereinafter referred to as the "Sublease." Our obligations under this Letter of Credit are solely as set forth herein and are completely independent of the obligations of the Account Party under the Sublease. We do not undertake any obligation under the Sublease, nor do we undertake any responsibility to ascertain any facts, or to take any other action, with respect to the Sublease, and we acknowledge that our obligations under this Letter of Credit shall not be affected by any circumstance, claim or defense of any party as to the enforceability of the Sublease or any dispute as to the accuracy of the Statement (as defined below). The references to the Sublease in this Letter of Credit are solely to describe the required contents of the Statement.

Funds under this Letter of Credit are available to you against presentation of the following documents at our office at ______________________ prior to close of business on the expiration date set forth below.

1.    The original of this Letter of Credit.

2. Your sight draft on us in an amount not exceeding the amount of this Letter of Credit (less sums previously paid by us hereunder) executed by the person executing the Statement and bearing the number of this Letter of Credit; and

3. A statement (the "Statement") executed by a natural person, stating that such person is your duly authorized representative, and that you are entitled to draw upon this Letter of Credit.

The expiration date of this Letter of Credit is May 31, 2005, provided, however, that the expiration date of this Letter of Credit shall be automatically extended, without notice of amendment, for successive one (1) year periods, unless we give you written notice of our election not to extend the expiration date ("Notice of Non-Renewal") not later than sixty (60) days prior to the date this Letter of Credit is scheduled to expire. A Notice of Non-Renewal shall be effective when actually delivered by certified mail, return receipt requested, or courier service to your address set forth above or such other address and/or person as you shall specify to us for such purpose by written notice received by us prior to the time the Notice of Non-Renewal is sent. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Letter of Credit as set forth above in the event that we elect not to renew this Letter of Credit and if the Account Party has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the Sublease.

This Letter of Credit is transferable in its entirety through us and successive transfers shall be permitted. There will be no charge for the transfer of this Letter of Credit. We will honor complying drafts presented hereunder by a transferee (and cease to honor drafts presented hereunder by you) upon our receipt of the fully executed transfer form attached hereto as Attachment 1.

This Letter of Credit may be drawn upon in one or more drafts not exceeding in the aggregate, the amount available hereunder.

We hereby issue this Letter of Credit in your favor, and we hereby undertake to honor all drafts drawn under and in compliance with the terms of this Letter of Credit. We expressly agree and acknowledge that we shall not refuse to pay on any draw permitted under this Letter of Credit in the event that the Account Party opposes, contests or otherwise attempts to interfere with any attempt by Sublandlord to draw down from said Letter of Credit. If any draft, and the requisite documents, are presented on or before the stated Expiration Date (or any anniversary thereof) of this Letter of Credit, we will honor such draft drawn under, and in compliance with the terms of this Letter of Credit, upon presentation, and payment will be effected in accordance with any accompanying instructions on the same day if presentation is made before 10:00 A.M., Eastern Time, on that day. If presentation is made after 10:00 A.M., Eastern Time, then payment will be effected in accordance with any accompanying instructions before the close of business the following day.

This Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication 500.

________________________
Authorized Signature

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

                                    EXHIBIT G
                              Furniture, Equipment

The Premises shall be delivered to Subtenant with all of the furniture and equipment listed on this Exhibit G:

I.    54 Workstations with each having the following components:

      A.    1, 5' shelf

      B.    1, 36" corner table top

      C.    2, 5' table/counter work surfaces

      D.    1, 2 file cabinet

      E.    1, 2 draw file cabinet

II. 4 Incomplete workstations that contain various component configurations due to column pole landing in the Workstation.

III.  17 Offices with each having the following components:

      A.    1, 5' shelf

      B.    1, 2 file cabinet

      C.    1, file cabinet

      D.    1, 6' table/counter work surface

      E.    1, 4' table/counter work surface

      F.    1, 6, rounded table/counter work service return

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

EXHIBIT H

                                     Signage

                                       27